Exhibit 99.1

COMSovereign Names Bill White, CFE as New Independent Director and Chair of Audit Committee

Mr. White Brings Over 30 Years of Experience in Financial Management and Operations to Company’s Board of Directors

TUCSON, AZ – April 27, 2023 – COMSovereign Holding Corp. (NASDAQ: COMS and COMSP) ("COMSovereign" or the "Company"), a U.S.-based developer of 4G LTE Advanced and 5G communication systems and solutions, today announced that Bill White, CFE, has joined the Company as a new independent director and will serve as Chair of the Audit Committee.

Mr. White has more than 30 years of experience in financial management, operations, and business development. Most recently he served as the chief financial officer for ProPhase Labs Inc. (Nasdaq: PRPH), a diversified diagnostics, genomics and biotech company and the chief financial officer, chief operating officer of Intellicheck, Inc., (Nasdaq: IDN), a software technology company providing identity systems for verification in the financial services, retail, and law enforcement markets. Earlier, Bill co-founded and served 11 years as the chief financial officer and chief operating officer of FocusMicro, Inc., an international security integration company. Mr. White has broad domestic and international experience including managing rapid and significant growth, import/export, implementing cost management initiatives, merger and acquisitions, strategic planning, resource allocation, tax compliance and organizational development.

David Knight, CEO and President of COMSovereign Holding Corp. said, “Bill is an accomplished finance leader and business executive with an entrepreneurial background that aligns well with the path we have laid out for COMSovereign. His expertise will be an important asset as we seek to enhance our accounting and finance operations and implement our revenue growth plans.”

“COMSovereign has accomplished much in streamlining and refocusing the Company’s operations around its core wireless connectivity offerings, and I am confident that its plan is both financially sound and achievable. I look forward to working with the senior leadership team and the Board as it continues to execute and taps into the value of its unique technology and intellectual property,” commented Bill White.

Mr. White started his career at Hascal Sjoholm & Co., a large CPA firm located in Everett, Washington. He received his Bachelor of Arts in Business Administration, Accounting from Washington State University and is a member of the Association of Certified Fraud Examiners.

For more information about COMSovereign, please visit www.COMSovereign.com and connect with us on Facebook and Twitter.

About COMSovereign Holding Corp.

COMSovereign Holding Corp. (Nasdaq: COMS) has assembled a portfolio of communications technology companies that enhance connectivity across the entire data transmission spectrum. Through strategic acquisitions and organic research and development efforts, COMSovereign has become a U.S.-based communications provider able to provide 4G LTE Advanced and 5G telecom solutions to network operators and enterprises. For more information about COMSovereign, please visit www.COMSovereign.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as "believe," "expects," "may," "looks to," "will," "should," "plan," "intend," "on condition," "target," "see," "potential," "estimates," "preliminary," or "anticipates" or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Further information relating to factors that may impact the Company's results and forward-looking statements are disclosed in the Company's filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Steve Gersten, Director of Investor Relations

COMSovereign Holding Corp.

813-334-9745

investors@comsovereign.com

and

Media Relations for COMSovereign Holding Corp.:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net